UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-240-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On July 29, 2025, uniQure N.V. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (“Leerink Partners”) relating to an at the market offering program, under which the Company may, from time to time in its sole discretion, offer and sell to or through Leerink Partners, acting as agent, its ordinary shares, nominal value €0.05 per share, having an aggregate offering price of up to $200,000,000 (the “Placement Shares”). Any Placement Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s previously filed and currently effective registration statement on Form S-3ASR (File No. 333-284168) (the “Registration Statement”).

Leerink Partners may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”),  including, without limitation, sales made directly on or through The Nasdaq Stock Market LLC or any other trading market for the Company’s ordinary shares in the United States, or sales to or through a market maker other than on an exchange. If authorized by the Company in writing, Leerink Partners may also sell Placement Shares by any other method permitted by law, including negotiated transactions. Leerink Partners will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). Leerink Partners shall not purchase any Placement Shares on a principal basis pursuant to the Sales Agreement, except as may otherwise be agreed in a separate written agreement.

The Company will pay Leerink Partners a commission of up to 3.0% of the gross sales proceeds of any Placement Shares sold through Leerink Partners, acting as agent, under the Sales Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The Sales Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

A copy of the Sales Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Sales Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Rutgers & Posch N.V. as to the legality of the Placement Shares being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement, dated July 29, 2025, by and between uniQure N.V. and Leerink Partners LLC.

5.1	Opinion of Rutgers & Posch N.V.

23.1	Consent of Rutgers & Posch N.V (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNIQURE N.V.

Date: July 29, 2025	By:	/s/ JEANNETTE POTTS
Name: Jeannette Potts
Title: Chief Legal and Compliance Officer